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                                                             EXHIBIT NO. 99.1(f)
                               MFS SERIES TRUST V

                              MFS ASIA PACIFIC FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated December 21, 1994, as amended (the "Declaration"), of MFS Series Trust V (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Asia Pacific Fund, a series of the Trust, has been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 21st day of April, 1999.

RICHARD B. BAILEY                         CHARLES W. SCHMIDT
---------------------------               ---------------------------
Richard B. Bailey                         Charles W. Schmidt
63 Atlantic Avenue                        63 Claypit Hill Road
Boston, MA  02110                         Wayland, MA  01778



PETER G. HARWOOD                          ARNOLD D. SCOTT
---------------------------               ---------------------------
Peter G. Harwood                          Arnold D. Scott
211 Lindsay Pond Road                     20 Rowes Wharf
Concord, MA  01742                        Boston, MA  02110



J. ATWOOD IVES                            JEFFREY L. SHAMES
---------------------------               ---------------------------
J. Atwood Ives                            Jeffrey L. Shames
17 West Cedar Street                      38 Lake Avenue
Boston, MA  02108                         Newton, MA  02159



LAWRENCE T. PERERA                        ELAINE R. SMITH
---------------------------               ---------------------------
Lawrence T. Perera                        Elaine R. Smith
18 Marlborough Street                     75 Scotch Pine Road
Boston, MA  02116                         Weston, MA  02193



WILLIAM J. POORVU                         DAVID B. STONE
---------------------------               ---------------------------
William J. Poorvu                         David B. Stone
975 Memorial Drive                        282 Beacon Street
Cambridge, MA  02138                      Boston, MA  02116